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January 18, 2002

                                IMPORTANT NOTICE

Dear Shareholder:

Last fall, we sent you voting material relating to your Fund's shareholder meeting. The meeting was initially held on October 19, 2001 and was adjourned to February 19, 2002 to allow us to obtain additional votes.

Thank you for the timely return of your proxy card. Our records reflect that you abstained on Proposal #2. This proposal authorizes the Trustees to adopt an amended and restated Declaration of Trust and requires the affirmative vote of 67% of the outstanding shares of your Fund. Over 60% of the Fund's shares have voted in favor of this proposal, but we need your vote to reach the 67% requirement. The issue is of utmost importance to your Fund. We are contacting you again to urge you to reconsider your previous vote.

The proposed Declaration of Trust would give the Fund's Trustees more flexibility to react more quickly to changes in competitive and regulatory conditions, and, as a result, will allow the Funds to operate more efficiently. Adoption of the restated Declaration of Trust would not alter in any way the Trustees' fiduciary obligations to act with due care and in the shareholders' best interest.

Your vote is important and your participation in the affairs of your Fund does make a difference. If you decide to change your vote, you can do so

     o By phone - call toll-free 1-888-832-5695. Representatives are available Monday through Friday from 9 a.m. to 11 p.m. and Saturday from noon to 6 p.m. Eastern time.
     o By Internet - go to www.proxyvote.com anytime, and enter the control number on your proxy card.
     o By touch-tone phone - call 1-800-690-6903 anytime. Be sure to have your proxy card available when you call.
     o By mail - complete the proxy card and return it in the enclosed return envelope.

Receipt of a vote with a later date will revoke your previous vote on this proposal. If you do not wish to change your vote, no action is required.

The Board of Trustees has carefully reviewed and approved this proposal. If you have any questions or would like an additional proxy statement, please call 1-888-832-5695 Monday through Friday from 9 a.m. to 11 p.m. and Saturday from noon to 6 p.m. Eastern time.

We appreciate your time and careful consideration.

MFS Investment Management(R)


(C)2002 MFS Investment Management(R). MFS(R)investment products are offered through MFS Fund Distributors, Inc., 500 Boylston Street, Boston, MA 02116.


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                                  SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ X ]
Filed by a party other than the Registrant
Check the appropriate box:  [   ] Preliminary Proxy Statement
                            [   ] Confidential for Use of the Commission
                                   Only (as permitted by Rule 14a-6(e)(2))
                            [   ] Definitive Proxy Statement
                            [ X ] Definitive Additional Materials
                            [   ] Soliciting Material Pursuant to Rule 14a-11(c)
                                   or Rule 14a-12

MFS(R)Series Trust IV (File Nos. 2-54607 and 811-2594) on behalf of MFS(R)Mid Cap Growth Fund; MFS(R)Series Trust V (File Nos. 2-38613 and 811-2031) on behalf of MFS(R)Research Fund; and MFS(R)Series Trust VII (File Nos. 2-68918 and 811-3090) on behalf of MFS(R)Capital Opportunities Fund;

--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
       [ X ]    No fee required

       [   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                and 0-11.

       (1)      Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
       (2)      Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
       (3)      Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
       (4)      Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
       (5)      Total Fee Paid:
--------------------------------------------------------------------------------
       [   ]    Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------
       [   ]    Check box if any part of the fee is offset as provided by
                Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)      Amount previously paid:
--------------------------------------------------------------------------------
       (2)      Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
       (3)      Filing Party:
--------------------------------------------------------------------------------
       (4)      Date Filed:
--------------------------------------------------------------------------------



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                            MFS INVESTMENT MANAGEMENT
              500 BOYLSTON STREET, BOSTON, MASSACHUSETTS 02116-3741
                                 (617) 954-5000









                                        January 23, 2002

VIA EDGAR
Securities and Exchange Commission
Division of Investment Management
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC  20549

     Re: MFS(R)Series Trust IV (File Nos. 2-54607 and 811-2594) on behalf of MFS(R)Mid Cap Growth Fund; MFS(R)Series Trust V (File Nos. 2-38613 and 811-2031) on behalf of MFS(R)Research Fund; and MFS(R)Series Trust VII (File Nos. 2-68918 and 811-3090) on behalf of MFS(R)Capital Opportunities Fund (each a "Fund")

  Ladies and Gentlemen:

     On behalf of each Trust, enclosed herewith pursuant to rule 20a-1 under the Investment Company Act of 1940, as amended, Rule 14a-6(b) under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and Rule 101 of Regulation ST is a definitive copy of additional solicitation materials mailed to shareholders with respect to each Fund's Special Meetings of Shareholders adjourned until February 19, 2002.

     If you have any questions, please do not hesitate to call the undersigned at (617) 954-5047.

                                        Sincerely,



                                        JAMES F. DESMARAIS
                                        James F. DesMarais
                                        Assistant General Counsel

JFD/bjn
Enclosures